UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2016

TREVENA, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36193	26-1469215
(Commission File No.)	(IRS Employer Identification No.)

1018 West 8th Avenue, Suite A

King of Prussia, PA 19406

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (610) 354-8840

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                Entry into a Material Definitive Agreement.

On December 30, 2016 (the “Effective Date”), Trevena, Inc. (the “Company”) amended (the “Third Amendment”) its existing loan and security agreement dated September 19, 2014 (the “Original Agreement”) with Oxford Finance LLC, as collateral agent and lender (“Oxford”) and Pacific Western Bank (as the successor to Square 1 Bank), as lender (and together with Oxford, the “Lenders”). The Original Agreement was previously amended on April 13, 2015 (the “First Amendment”) and December 23, 2015 (the “Second Amendment,” and the Original Agreement, as amended by the First Amendment, the Second Amendment and Third Amendment, the “Loan Agreement”).

Under Third Amendment, the Lenders and the Company:

•                  Modified the terms and conditions under which the Company could exercise its option to draw $10 million of the remaining tranche of debt (“Term Loan C”).  As modified, the Company may draw on Term Loan C no later than March 31, 2017 and upon the Lender’s receipt of (a) satisfactory evidence that each of the Company’s two ongoing Phase 3 efficacy trials of oliceridine (i.e., APOLLO-1 and APOLLO-2) have met their respective primary endpoints and (b) a certificate from the Company concerning the Company’s ongoing ATHENA open label safety study of oliceridine.

•                  Modified the applicable interest rate for Term Loan C to the greater of (i) 6.5% and (ii) the sum of (a) 6.0% and (b) the 30-day U.S. LIBOR rate as of the date that is three days prior to the funding date of Term Loan C.

•                  Modified the period during which the Company is permitted to make payments to the Lenders of interest only from January 1, 2017 to April 1, 2017.  In addition, the parties agreed that if the Company meets the conditions to draw Term Loan C on or before March 31, 2017, then the date until which the Company is permitted to make payments of interest only to the Lenders will be further modified to January 1, 2018.

•                  Modified the maturity date of the Loan Agreement from December 1, 2018 to March 1, 2020.  In addition, if the Company (i) meets the condition to draw Term Loan C on or before March 31, 2017 and (ii) during the period from October 4, 2016 and March 31, 2017 has received net cash proceeds of at least $50.0 million from the sale of its equity securities or from a joint venture, collaboration or other strategic partnering transaction, the maturity date will be further extended to December 1, 2020.

The descriptions contained herein of the Third Amendment and the Loan Agreement do not purport to be complete and are qualified in their entirety by reference to the Third Amendment, attached hereto as Exhibit 10.1, and the Second Amendment, First Amendment and the Original Agreement, which were previously filed by the Company with the Securities and Exchange Commission on December 23, 2015, April 13, 2015, and September 19, 2014, respectively.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                       Exhibits

Number	Description

10.1

Third Amendment to Loan and Security Agreement dated December 30, 2016, by and among Trevena, Inc., as borrower, Oxford Finance LLC, as collateral agent and lender, and Pacific Western Bank (as the successor to Square 1 Bank), as lender.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREVENA, INC.

Date: January 4, 2017	By:	/s/ Roberto Cuca
Roberto Cuca
Sr. Vice President, Chief Financial Officer

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EXHIBIT INDEX

Exhibit
Number	Description

10.1

Third Amendment to Loan and Security Agreement dated December 30, 2016, by and among Trevena, Inc., as borrower, Oxford Finance LLC, as collateral agent and lender, and Pacific Western Bank (as the successor to Square 1 Bank), as lender.

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